Exhibit 10.39

                  INDEMNIFICATION AGREEMENT
                  -------------------------

          INDEMNIFICATION AGREEMENT ("Agreement") dated as of December 1, 1994, among General Electric Capital Corporation, a corporation organized under the laws of the State of New York (the "Administrator"), Lehman Commercial Paper, Inc., a corporation organized under the laws of the State of Delaware ("Lehman") and Keyboard Acceptance Corporation (formerly BPO Finance Corporation), a corporation organized under the laws of the State of Delaware (the "Seller").

                      W I T N E S S E T H
                      - - - - - - - - - -

          WHEREAS, Retailer Funding Corporation (the "Company") has entered into a Liquidity Agreement dated as of October 1, 1990, as amended by the First Amendment dated as of February 15, 1994 (as amended, the "Liquidity Agreement") with Administrator, pursuant to which it is contemplated that the Company issue its commercial paper notes (the "Commercial Paper") in the commercial paper market and obtain loans from time to time from the Administrator the proceeds thereof to be used to purchase certain Eligible Receivables (as defined in the Liquidity Agreement) from the Seller; and

          WHEREAS, the Company, the Seller and Baldwin Piano & Organ Company("Baldwin") have entered into a Purchase and Administration Agreement dated as of October 1, 1990, as amended by the First Amendment dated as of February 15, 1994 and the Second Amendment dated as of December 1, 1994 (as amended, the "Purchase Agreement"), providing, among other things, for the purchase by the Company of the Eligible Receivables; and

          WHEREAS, the Company has requested that the Administrator provide advice and assistance to the Company and perform various services for the Company; and

          WHEREAS, the Company and the Administrator have entered into an Administration Agreement dated as of June 28, 1988, (the "Administration Agreement") pursuant to which the Administrator has agreed to perform various financial, statistical, accounting and other services for the Company; and

          WHEREAS, the Company and Lehman have entered into a Commercial Paper Dealer Agreement dated as of December 9, 1994 (the "Commercial Paper Dealer Agreement"), pursuant to which Lehman has agreed to act as the Company's commercial paper dealer.

          NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

          1.   Representations, Warranties and
               Agreements of the Seller.
               ------------------------

          The Seller represents, warrants, covenants and agrees as follows:

          (a)  The Seller repeats and reaffirms to the
Administrator and Lehman the representations and warranties of the Seller set forth in Section 301 of the Purchase Agreement and represents and warrants that such representations and warranties are true and correct as of the date hereof.

          (b) Each issuance of Commercial Paper for the benefit of the Seller shall be deemed a representation and warranty by the Seller to the Administrator and Lehman, as of the date thereof, that the representations and warranties of the Seller set forth in
Section 301 of the Purchase Agreement and in this Section 2 are true and correct as if made on the date of delivery.

          (c) The Seller will not permit to become effective any amendment, supplement, waiver or consent to or under the Purchase Agreement or the Consent and Acknowledgment to Security Agreement without giving the Administrator and Lehman notice of any such written amendment, supplement, waiver or consent thereto or thereunder prior to the effective date of the same.

          (d) The Seller will comply fully with the covenants and agreements made by it in Article III of the Purchase Agreement and further agrees to furnish promptly to the Administrator and Lehman copies of all notices, information and other documents given or delivered to the Company by the Seller under the Purchase Agreement.

          2.   Indemnification.
               ---------------

          The Seller agrees to assume liability for, and to indemnify, protect, save and keep harmless, the Administrator, Lehman, each individual, corporation, partnership, trust association or other entity ("Person") controlling the Administrator or Lehman, any affiliate of any such Person or the Administrator or Lehman and their respective directors, officers, incorporators, shareholders, partners, trustees, employees and agents (all of such persons, hereinafter the"Indemnitees") from and against any and all claims, liabilities, losses (other than loss of profit), obligations, damages, penalties, causes of action, suits, out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against the Indemnitees, which arise out of or are based upon (a) the breach by the Seller of any representation and warranty of the Seller in this Agreement, the Purchase Agreement or the Consent and Acknowledgment to Security Agreement or (b) the breach by the Seller of any agreement, undertaking or covenant of the Seller contained in this Agreement, the Purchase Agreement or the Consent and Acknowledgment to Security Agreement.

          If any action, suit or proceeding arising from any of the foregoing is brought against any of the Indemnitees, the Seller will, if requested in writing within a reasonable time to do so, or may, at its option, and at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Seller (which counsel shall be reasonably satisfactory to such Indemnitees) and regardless of whether the Seller is a party to the same, pay all reasonable out-of-pocket costs and expenses of such defense (including, without limitation, reasonable attorneys' fees and expenses).

          It is agreed, however, that the obligations of the Seller under this Section 3 shall not extend (i) to any liability of any Indemnitee arising out of (x) any untrue statement by any Indemnitee (whether written or oral) of a material fact in connection with the issue and sale of the Commercial Paper, or any omission by any Indemnitee to state a material fact necessary to make any statement by any Indemnitee, in light of the circumstances under which it was made, not misleading, in connection with the issue and sale of the Commercial Paper, or (y) such Indemnitee's gross negligence, or (ii) to Lehman's wilful misconduct or gross negligence in the performance of its obligations under the Commercial Paper Dealer Agreement or to any failure of Lehman to perform its obligations under the Commercial Paper Dealer Agreement or to any liability arising out of a breach by Lehman of its obligations under the Commercial Paper Dealer Agreement.

          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Section 3 is for any reason held unavailable, the Seller and Indemnitees sought to be charged with any liability shall contribute to the aggregate costs of satisfying such liability in the proportion of their respective economic interests. The relative economic interests of the Seller, on the one hand, and any such Indemnitee, on the other hand, shall be deemed to be in the same proportion as the net total proceeds of the sale of Commercial Paper paid to such Seller for Eligible Receivables bear to the total commissions, discounts and other consideration received in connection therewith by any such Indemnitee with respect to such Commercial Paper.

          The obligations of the Seller under this Section 3 shall survive any termination of this Agreement, in whole or in part.

          3.   Governing Law.
               -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          4.   Entire Agreement.
               ----------------

          This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

          5.   Amendment; Successors; Counterparts.
               -----------------------------------

          (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by both the parties hereto.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

          (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

          6.   Notices.
               -------

          All notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telecopier or prepaid telegram, and any such notice shall be effective when received at the address specified below:

          If to the Seller:

               Keyboard Acceptance Corporation
               422 Wards Corner Road
               Loveland, Ohio  45140
               Attention:  Harry F. Forbes, Jr.
               ---------
               Telecopier No. (513) 576-4546
           If to the Administrator:

               General Electric Capital Corporation
               Monogram Retailer Credit Services, Inc.
               535 West Chicago Avenue, 16th Floor
               Chicago, Illinois 60610
               Attention: Chris Limoges
               ---------
               Facsimile No.: (312) 467-6965

               with copy to:

               General Electric Capital Corporation
               2323 N. Central Expressway, Suite 160
               Richardson, Texas 75080
               Attention: Harold Goehl
               ---------
               Facsimile: (214) 907-4912

          If to Lehman:

               Lehman Commercial Paper, Inc.
               3 World Financial Center
               New York, New York 10285
               Attention: Commercial Paper Product
               ---------  Management
               Facsimile No.: (212) 528-6925

or if to any of the foregoing parties, or their successors, at such other address as such party or successor may designate from time to time by notice duly given in accordance with the terms of this
Section 7 to the other parties hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written:

                         GENERAL ELECTRIC CAPITAL
                           CORPORATION



                         By   DANIEL PORTER
                            -----------------------------
                            Title:  Vice President


                         LEHMAN COMMERCIAL PAPER, INC.



                         By   GERALD C. RYAN
                            -----------------------------
                            Title:  Sr. Vice President


                         KEYBOARD ACCEPTANCE CORPORATION



                         By   HARRY F. FORBES, JR.
                            -----------------------------
                            Title:  Vice President